Exhibit 10.3

To: Viveon Health Acquisition Corp. LLC (the “Company”)

The undersigned (the “Subscriber”), intending to be legally bound, hereby subscribes for up to $_____________ principal amount of Senior Notes due December 31, 2022, in the form of Exhibit A hereto (the “Notes”), together with a common stock purchase warrant to acquire one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company for each $2.00 of the funded principal amount of Notes subscribed for hereby, in the form of Exhibit B hereto (the “Warrants”, and, together with the Notes and including the shares of Common Stock issuable upon the exercise of the Warrants, the “Securities”). Warrants shall be issued proportionally with the drawn upon under the Notes by the Company.

The Notes will provide for a credit line to the Company up to the maximum line amount set forth therein. The Company will not have the right to reborrow any portion of any loans made under such credit line once repaid. Together with this subscription agreement (“Subscription Agreement”).

If this Subscription Agreement is accepted by the Company by the Company’s execution of this Subscription Agreement and delivery to the Subscriber of an executed copy hereof, the Subscriber hereby commits to provide to the Company the credit line contemplated by such Subscriber’s Note. The Subscriber understands and agrees that the Company, in its sole discretion reserves the right to accept or reject this or any other subscription for Securities, in whole or in part. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Subscription Agreement. If this subscription is rejected, or the Offering is terminated, all funds, if any, received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds, if any, for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

Subscriber shall wire the entire amount of the subscription price (without deduction of any fees or charges), to the following account:

Bank:	JPM Chase Bank, N.A.
ABA #:	061092387

Account Name and Address:	Viveon Health Acquisition Corp. 3953 Holcomb Bridge Road Suite 200 Norcross GA 30092 Attn: Rom Papadopoulos, CFO

Account Number:	3850372625

Reference:	Viveon Health Acquisition Corp. Extension Financing

The Subscriber hereby further agrees, represents and warrants that:

(1) the Subscriber is acquiring the Securities for the Subscriber’s own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof. Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. Subscriber does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities. Subscriber represents that it has full power and authority to enter into this Agreement;

(2) the Subscriber had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the issuance of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the undersigned. The Subscriber is satisfied that the it has received adequate information with respect to all matters which it considers material to its decision to make this investment;

(3) the Subscriber has significant prior investment experience, including investments in non-registered securities. The Subscriber is knowledgeable about investments in special purpose acquisition companies, or SPACs. The Subscriber acknowledges that an investment in the Securities involves substantial risks, including the loss of the full amount of the Subscriber’s investment. The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Subscriber's overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber’s net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Subscriber;

(4) the Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as presently in effect. If other than an individual, Subscriber also represents it has not been organized for the purpose of acquiring the Securities;

(5) the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising as those terms are used in Regulation D, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet or any seminar or meeting where the Subscriber was invited by general solicitation or general advertising;

(6) the Subscriber understands that the Securities have not been registered under the Securities Act or applicable state securities laws and that the Subscriber may not sell or otherwise dispose of the Securities, except pursuant to either an effective registration statement under the Securities Act and in compliance with applicable state securities laws, or exemptions from the registration provisions of the Securities Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not sell or otherwise dispose of the Securities, except in compliance with the securities laws limitations described in the foregoing sentence and understands that the Securities and such Securities will bear legends to such effect;

(7) the Subscriber will not have any valid right, interest or claim against or upon the Company, any Subsidiary or any other Subscriber for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Subscriber;

(8) any transaction documents that are being executed by the Subscriber constitute valid and legally binding obligations of the Subscriber enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(9) the Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound;

The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at www.treas.gov/ofac before making the following representations.

(10) (a) the Subscriber represents that the amounts invested by it in the Company hereby were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(b) to the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(c) to the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(d) if the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Subscriber, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(11) the Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein or in any other document delivered in connection with this Subscription Agreement.

(12) the Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

Reference is made to the final prospectus of the Company, filed with the Securities and Exchange Commission (File Nos. 333-251112) (the “Prospectus”), and dated as of December 28, 2020 (the “Prospectus Effective Date”). The Subscriber warrants and represents that it has read the Prospectus and understands that Company has established a trust account containing the proceeds of its initial public offering (the “IPO”) and from certain proceeds of a private placement occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, and any additional monies heretofore or hereafter added thereto, the “Trust Fund”) for the benefit of Company’s public shareholders (the “Public Shareholders”) and certain parties (including the underwriter and/or book-runner of the IPO) and that Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event they elect to redeem the shares of Common Stock held thereby in connection with the consummation of Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or an amendment to Company’s amended and restated certificate of incorporation, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination by March 28, 2022, unless such date has been extended by an amendment to the Company’s amended and restated certificate of incorporation, (iii) any interest earned on the amounts held in the Trust Fund necessary to pay for income taxes or to pay dissolution expenses, or (iv) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of Company entering into this Subscription, the Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions therefrom, or make any claim against, the Trust Fund, with respect to claims arising out of this Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Subscriber hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Fund (including any distributions therefrom) for Claims arising out of this Agreement; provided that (x) nothing herein shall serve to limit or prohibit the Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Fund, for specific performance or other equitable relief, and (y) nothing herein shall serve to limit or prohibit any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Fund (including any funds that have been released from the Trust Fund and any assets that have been purchased or acquired with any such funds). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription and specifically relied upon by the Company to induce it to enter in this Subscription, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law.

The Company shall pay to the Subscriber a commitment fee of 10% of all amounts funded under the Note, payable upon the funding thereof.

The Company hereby agrees that, within thirty (30) calendar days after the consummation of the Business Combination, the Company will file with the Securities and Exchange Commission (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as hereinafter defined) on Form S-3, Form F-3, Form S-1 or Form F-1, as applicable. For purposes hereof, the term “Registrable Securities” means, as of any date of determination, the securities issuable upon exercise of the Warrants (the “Warrant Shares”) and any other equity security issued or issuable with respect thereto by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) two (2) years after the closing date of the Business Combination, (B) the date all Securities held by Subscriber may be sold by Subscriber without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by Subscriber, or (D) when such securities shall have ceased to be outstanding.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows (a) if to the Company, at the address set forth above, or (b) if to the Subscriber, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with such provisions).

This Subscription Agreement shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles, and may be executed in one or more counterparts, each of which shall be a binding instrument, but which together shall constitute but one agreement.

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SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have duly executed this agreement of subscription for the Securities as of the date set forth below.

Dated: March ____, 2022

NAME:

By:
Name:
Title:

Address:
Telephone No.:
Facsimile No.:
Email Address:
Investment Amount:

Accepted and agreed:

VIVEON HEALTH ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT A

EXHIBIT B

TO BE PROVIDED